Exhibit 1.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-81825 and 333-149634 on Form S-8 and Registration Statement No. 333-168347 on Form F-3 of Vodafone Group Plc of our report dated February 28, 2011 (January 16, 2012 as to Note 14) relating to the consolidated financial statements of Cellco Partnership (d/b/a Verizon Wireless) appearing in this Form 6-K dated January 18, 2012 of Vodafone Group Plc.

/s/ Deloitte & Touche LLP

New York, New York

January 16, 2012